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                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT is made and entered into as of September __, 1999, by and between VENTURI TECHNOLOGIES, INC., a Nevada corporation ("Buyer"), and JEFFERY L. LEAVITT ("Seller").

                                    RECITALS

     A. Seller owns all of the issued and outstanding capital stock (the "Shares") of J.L.L.C., Inc., a Utah corporation transacting business under the name Leavitt Restoration Services (the "Company").

     B. Seller desires to sell, and Buyer desires to purchase, all of the Shares for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   SALE AND TRANSFER OF SHARES; CLOSING

     1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller. Buyer acknowledges and agrees that at or prior to the Closing, the Company shall transfer to the Seller, a 1997 Toyota truck (VIN No. ________________), together with all debts, obligations and liabilities related to such truck.

     1.2 PURCHASE PRICE.

         1.2.1 VENTURI SHARES. As consideration for the Shares of the Company, Buyer shall issue to Seller twenty five thousand (25,000) shares of Buyer's authorized but unissued $0.001 par value common stock (the "Venturi Shares").

         1.2.2 RESTRICTED STOCK. The Shares issued to Seller under this Agreement have not been registered with the Securities and Exchange Commission, nor have the Shares been qualified under the securities laws of any state. The Seller acknowledges that the Shares are subject to the following restriction which will be printed in the following form on the certificates representing the
Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "LAW"). SUCH SECURITIES HAVE BEEN

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     ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY INTEREST THEREIN
     MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER.

Seller represents the following to Purchaser in order to establish exemptions from registration under Federal and state securities laws. Seller is acquiring the Shares for his own account, for investment, and not for resale in connection with any distribution thereof. Seller has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of obtaining the Shares. Seller understands the speculative nature of the Shares. Seller has adequate net worth and means to provide for his current needs and to sustain a complete loss of his investment. Seller has no need of liquidity of his investment. Seller understands that at present no public market exists, and that a public market may never exist, for the Shares and that the Purchaser is under no obligation to provide a market for the Shares.

         1.2.3 RESTRICTION ON RESALE. Except as provided below, Seller shall not, without the prior written consent of the Purchaser, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the Shares, in any manner whatsoever, whether pursuant to SEC Rule 144 or otherwise, prior to the date that is two (2) years after the Closing Date; provided however, that a certain number of Shares shall be released from this restriction on the following schedule:

               5% of the total initial amount of the Shares shall be released each month during the thirteenth (13th) through sixteenth (16th) month after the Closing Date;

               8% of the total initial amount of the Shares shall be released each month during the seventeenth (17th) through twenty-first
               (21st) month after the Closing Date; and

               10% of the total initial amount of the Shares shall be released each month during the twenty-second (22nd) through twenty-third
               (23rd) month after the Closing Date.

The certificates representing the Shares may contain, for so long as this restriction remains in effect, a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE THAT THE SHARES MAY NOT BE OFFERED OR SOLD FOR A

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     CERTAIN PERIOD OF TIME AFTER THE DATE OF ISSUANCE.

         1.2.4 CONSENT TO DILUTION. Seller understands that Purchaser plans to acquire other businesses and assets by issuing stock, and that Purchaser may issue shares of its stock for other reasons in the future. Seller understands and consents that future issuances of stock will dilute Seller's proportionate ownership of Purchaser.

         1.2.5 EMPLOYMENT OF OWNERS. As partial consideration for the Shares, at the Closing the Purchaser shall enter an employment agreement with Jeffery L. Leavitt, which employment agreement shall be in a form acceptable to the Seller and the Purchaser.

     1.3 CLOSING. The purchase and sale of the Shares (the "Closing") provided for in this Agreement will take place at the offices of Venturi at 763 North 530 East, Orem, Utah 84097, at 10:00 a.m. (local time) on September 30, 1999, or such other place, time and date agreed to by the Parties.

     1.4 CLOSING DELIVERIES.

          1.4.1 SELLER'S DOCUMENTS. At the Closing, Seller will deliver to
     Buyer:

          (a) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers); and

          (b) employment agreement in the form of Exhibit ___, executed by Seller (the "Employment Agreement").

          1.4.2 BUYER'S DOCUMENTS. At the Closing, Buyer will deliver to Seller:

          (a) a certificate representing twenty five thousand (25,000) shares of Buyer's $0.001 par value common stock; and

          (b) the Employment Agreement, executed by Buyer.

2.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     2.1 ORGANIZATION AND GOOD STANDING. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under applicable contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

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     2.2 AUTHORITY. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of this Agreement and the Employment Agreement (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Seller's Closing Documents and to perform their obligations under the Seller's Closing Documents.

     2.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions by Seller will violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgement or ruling of any governmental authority to which the Seller is subject, or to the best knowledge of Seller, any of the property of the Company is bound, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of the Company or the loss of any license or other contractual right with respect thereto, except in each case for any of the foregoing which is not, individually or in the aggregate, material to the Company.

     Except as may be set forth in Schedule 2.3, neither the Seller nor the Company is or will be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of the transaction contemplated hereby.

     Seller is acquiring the Shares for his own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended, (the "Securities Act") and the rules and regulations promulgated thereunder.

     2.4 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000 shares of common stock, no par value per share, of which 10,000 shares are issued and outstanding and constitute the Shares. The Company never issued stock certificates, and the Shares are consequently not evidenced by certificates. Seller is and will be on the Closing Date the record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any state law regulating the sale and issuance of securities. The Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any other business or any direct or indirect equity or ownership interest in any other business.

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     2.5 FINANCIAL STATEMENTS. Seller have delivered to Buyer unaudited balance sheets of the Company as of June 30 in each of the years 1996, 1997 and 1998 (the "Balance Sheet"), and the related unaudited statements of income for each of the fiscal years then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheet); the financial statements referred to in this Section reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any person or entity other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

     2.6 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

     2.7 TITLE TO PROPERTIES; ENCUMBRANCES. Seller has delivered to Buyer a complete and accurate list of all real and personal property interests owned by the Company. The Company owns all the properties and assets that have been disclosed to Buyer. All material properties disclosed as being owned by the Company are owned free and clear of all liens and encumbrances except as previously disclosed in writing to Buyer.

     2.8 CONDITION AND SUFFICIENCY OF ASSETS. To the best of Seller's knowledge, except as set forth in Schedule 2.8, the Company's property and assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such property and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The property and assets of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

     2.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected in the accounting records of The Company as of the Closing Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best of Seller's knowledge, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. Absent any unforeseen events, each of the Accounts Receivable historically has been collected in full within ninety days after the day on which it first becomes

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due and payable. Except as may be set forth on Schedule 2.10 referred to below, there is not any pending, or to Seller's knowledge threatened, contest or claim challenging the validity of any of the Accounts Receivable.

     2.10 NO UNDISCLOSED LIABILITIES. Except as may be set forth in Schedule 2.10, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the ordinary course of business.

     2.11 TAXES. To the best of Seller's knowledge the Company has filed or caused to be filed within the past five (5) years all tax returns that are or were required to be filed by or with respect to the Company, pursuant to applicable laws and regulations. Seller has delivered or made available to Buyer copies of all such tax returns filed since 1997. To the best of Seller's knowledge, all tax returns filed by the Company are true, correct, and complete.

     2.12 NO MATERIAL ADVERSE CHANGE. To the best of Seller's knowledge, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     2.13 CONTRACTS AND EMPLOYEE BENEFITS. Except as may be set forth in
Schedule 2.13, the Company is not a party to any contract or agreement that involves annual payments by the Company in excess of $25,000, other than in the ordinary course of business. The consummation of the transaction contemplated herein will not result in the termination of any material agreement or contract to which the Company is a party, nor give any party thereto the right to cancel or terminate any such contract or agreement.

     2.14 ERISA. The Company has never offered to its employees any pension, profit sharing, 401k plan or other employee benefit plan as defined in the Employee Retirement Income Security Act of 1974 ("ERISA").

     2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as may be set forth on
Schedule 2.15, the Company has not received any notice of any violation of any laws or regulations that are or were applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, which violation has not been cured as of the Closing Date, and to the best knowledge of Seller, the Company is in full compliance with all such laws or regulations.

     2.16 GOVERNMENTAL AUTHORIZATIONS. The Company has obtained all governmental authorizations and permits that are necessary to permit the Company to lawfully conduct and operate its business in the manner currently conducted.

     2.17 LEGAL PROCEEDINGS. Except as disclosed in Schedule 2.17, there is no material lawsuit or legal or administrative or regulatory proceeding or investigation pending against the Company or, to the best knowledge of Seller, threatened against the Company.

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     2.18 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as may be set forth in
Schedule 2.18, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course of business and there has not been any:

          (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the organizational documents of the Company;

          (c) payment or increase by the Company of any extraordinary bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (e) material damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of
          (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

          (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

          (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000; or

          (i) material change in the accounting methods used by the Company.

     2.19 INSURANCE. The Company maintains policies of insurance in such amounts, with such deductibles and against such risks and losses as are, in its judgment, reasonable for the business and assets of the Company, and Seller will deliver to Buyer on the Closing Date

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certificates of insurance setting forth the name of the insurance company, policy number and type of coverage of all insurance policies maintained as of the date hereof with respect to the Company's business operations, property, plant and equipment.

     2.20 ENVIRONMENTAL MATTERS. There are no pending or, to the knowledge of Seller and the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the operations, properties and assets (whether real, personal, or mixed) in which Seller or the Company has or had an interest.

     2.21 DISCLOSURE. No representation or warranty of Seller in this Agreement and no statement in the Schedules attached to this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to either Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or the Schedules attached hereto.

     2.22 BROKERS OR FINDERS. Seller has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     3.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement and the Employment Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver the Buyer's Closing Documents and to perform its obligations under the Buyer's Closing Documents. Except as set forth in
Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:

          (i) any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the shareholders of

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          Buyer;

          (iii) any legal requirement or order to which Buyer may be subject; or

          (iv) any contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Schedule 3.2, Buyer is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

     3.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     3.4 CERTAIN PROCEEDINGS. There is no pending legal proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To Buyer's knowledge, there exist no grounds for such proceeding, nor has any such proceeding been threatened.

     3.5 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.   COVENANTS OF SELLER PRIOR TO CLOSING DATE

     4.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company and its representatives to, (a) afford Buyer and its representatives and prospective lenders and their representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     4.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

     (a) conduct the business of the Company only in the ordinary course of business;

     (b) use best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

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     (c) confer with Buyer concerning operational matters of a material nature;
     and

     (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

     4.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any material change in the business of the Company is likely to occur.

     4.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all reports and filings required by applicable laws and regulations to be made by them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by applicable laws and regulations to make in connection with the transactions contemplated hereby, and (b) cooperate with Buyer in obtaining all consents necessary or appropriate to consummate the transactions contemplated hereby.

     4.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Seller will promptly notify Buyer in writing if the Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if the Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in this Agreement or the Schedules attached to this Agreement, Seller will promptly deliver to Buyer a supplement to this Agreement or the Schedules attached hereto specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section or of the occurrence of any event that may make the satisfaction of the conditions to closing set forth in this Agreement impossible or unlikely.

     4.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Seller will cause all indebtedness owed to the Company by either Seller or any related person of either Seller to be paid in full prior to Closing.

     4.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated, Seller will not, and will cause the Company and each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Buyer) relating to any transaction involving the sale

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of the business or assets (other than in the ordinary course of business) of the
Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

     4.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Seller will use his best efforts to cause the conditions to closing set forth in this Agreement to be satisfied.

5.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

     5.1 APPROVALS OF GOVERNMENTAL AUTHORITIES. As promptly as practicable after the date of this Agreement, Buyer will make all filings and obtain all consents required by applicable laws and regulations in order to consummate the transactions contemplated hereby.

     5.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Sections 6 and 7 to be satisfied.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     6.1 ACCURACY OF REPRESENTATIONS. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     6.2 SELLER'S PERFORMANCE. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects. Seller must have delivered each of the documents required to be delivered by Seller pursuant to this Agreement.

     6.3 CONSENTS. Each of the consents required to consummate the transactions contemplated hereby must have been obtained and must be in full force and effect.

     6.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any person affiliated with Buyer, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or
(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

     6.5 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have

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been made or threatened by any person any claim asserting that such person (a)
is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company, or (b) is entitled to all or any portion of the purchase price payable for the Shares.

     6.6 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any person affiliated with Buyer to suffer any material adverse consequence under, any applicable laws or regulations.

7.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2 BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 1.4.2 and must have made the cash payments required to be made by Buyer pursuant to Section 1.4.2.

     7.3 CONSENTS. All of the consents required to be obtained from Buyer must have been obtained and must be in full force and effect.

     7.4 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any person affiliated with Seller to suffer any material adverse consequence under, any applicable laws or regulations.

8.   TERMINATION

     8.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

     (b) (i) by Buyer if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or

     (c) by mutual consent of Buyer and Seller.

     8.2 EFFECT OF TERMINATION. Each party's right of termination under Section
8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.2 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.   INDEMNIFICATION; REMEDIES

     9.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement and the Schedules attached hereto, will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

     9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Seller will indemnify and hold harmless Buyer, the Company, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim

(collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any and all loss, liability or damage suffered or incurred by Buyer in respect of any debt, obligation or liability of the Company or of Seller not disclosed in this Agreement, any of the Schedules attached hereto, or in writing to Buyer prior to the Closing Date;

     (b) any breach of any representation or warranty made by Seller in this Agreement, the Schedules attached hereto, or any other certificate or document delivered by Seller pursuant to this Agreement;

     (c) any breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

     (d) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

     (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any person acting on their behalf) in connection with any of the transactions contemplated hereby.

     The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

     9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Buyer (or any person acting on its behalf) in connection with any of the transactions contemplated hereby.

10.  GENERAL PROVISIONS

     10.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     10.2 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     10.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:                 Jeffery L. Leavitt
                        2324 Pendelton Way
                        South Jordan, Utah 84095

Buyer:                  Venturi Technologies, Inc.
                        763 North 530 East
                        Orem, Utah 84097
                        Attn: Gaylord M. Karren, Chairman and CEO
                              Phone: (801) 235-9552
                              Fax: (801) 235-1731
                              (With a copy to Randy K. Johnson, Chief Counsel)

     10.4 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      10.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     10.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     10.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     10.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     10.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.10 GOVERNING LAW. This Agreement will be governed by the laws of the State of Utah without regard to conflicts of laws principles.

     11.14 TAX ELECTIONS. Seller acknowledge that the Buyer may, in its sole discretion, make certain tax elections with respect to this transaction, including, but not necessarily limited to, an election under Section 338 of the Internal Revenue Code of 1986, as amended, to treat this transaction for tax purposes as though it were a purchase and sale of assets rather than stock.

     11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     BUYER:
                                     VENTURI TECHNOLOGIES, INC.



                                     By:
                                        --------------------------------------
                                        Its:
                                            ----------------------------------


                                     SELLER:



                                     -----------------------------------------
                                     Jeffery L. Leavitt